                                                                    EXHIBIT  3.2

                                                                  Restated as of
                                                                   June 27, 1996


                                    BY-LAWS

                                       OF

                        CONCURRENT COMPUTER CORPORATION

                                     ****

                                   ARTICLE I.

                          Certificate of Incorporation

               These by-laws, the powers of the corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to such provisions in regard thereto as are set forth in the certificate of incorporation filed pursuant to the General Corporation Law of the State of Delaware, which is hereby made a part of these by-laws.

               The term "Certificate of Incorporation" in these by-laws unless the context requires otherwise, includes not only the original certificate of incorporation filed to create the corporation but also all other certificates, agreements of merger or consolidation, plans of reorganization, or other instruments, howsoever designated, filed pursuant to the General Corporation Law of the State of Delaware which have the effect of amending or supplementing in some respect the corporation's original certificate of incorporation.

                                  ARTICLE II.

                               Annual Meeting

               An annual meeting of stockholders shall be held for the election of directors and for the transaction of any other business for the transaction of which the meeting shall have been properly convened on such day not a legal holiday in the months of September, October, or November in each year, at such place, within or without the State of Delaware, and at such time as such day, place and time shall be fixed by the board of directors and specified in the notice of the meeting. Any other proper business may be transacted at the annual meeting. If the annual meeting for election of directors shall not be held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

                                  ARTICLE III.

                      Special Meetings of Stockholders

               Special meetings of the stockholders may be held either within or without the State of Delaware, at such time and place and for such purposes as shall be specified in a call for such meeting made by the board of directors or by a writing filed with the secretary signed by the president or by a majority of the directors.


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

                                  ARTICLE IV.

                       Notice of Stockholders' Meetings

              Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, which notice shall be given not less than ten nor more than fifty days before the date of the meeting, except where longer notice is required by law, to each stockholder entitled to vote at such meeting, by leaving such notice with him or by mailing it, postage prepaid, directed to him at his address as it appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the secretary, such notice may be given by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

              An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

              At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Provided at all times that stockholders may only give notice to the Secretary of matters to be brought before a meeting that are suitable and appropriate for consideration by stockholders of a public company. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this paragraph. The Chairman of the meeting shall, it the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of





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

this paragraph, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

              Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as Directors at a meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and
(ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE V.

                   Quorum of Stockholder; Stockholder List

              At any meeting of the stockholders, a majority (based on voting rights of all shares) of all shares issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question when represented at such meeting by the holders thereof in person or by their duly constituted and authorized attorney, but a less interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting a majority of the stock so represented thereat and entitled to vote shall, except where a larger vote is required by law, by the certificate of incorporation or by these by-laws, decide any question brought before such meeting.





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              The secretary or other officer having charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall have been specified in the notice of the meeting, or, If not so specified, at the place where the meeting is to be held. Said list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by this Article or the books of the corporation, or the stockholders entitled to vote in person or, by proxy at any meeting of stockholders.

                                  ARTICLE VI.

                               Proxies and Voting

              Except as otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy but (except as otherwise expressly permitted by law) no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or so long as it is coupled with an interest sufficient in law to support an irrevocable power.

                                  ARTICLE VII.

                            Stockholders' Record Date

              In order that the corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                   If no record date is fixed:

              (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

              (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by





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                        the board of directors is necessary, shall be the day on
                        which the first written consent is expressed.

              (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

              A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting

                                ARTICLE VIII.

                             Board of Directors

              Except as otherwise provided by law or by the certificate of incorporation, the business and affairs of the corporation shall be managed by the board of directors.

              The number of directors shall be such number, not fewer than three nor more than twelve, as may be determined from time to time by resolution of the Board of Directors. Directors shall be elected by the stockholders at the annual meeting. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. No director need be a stockholder.

                                 ARTICLE IX.

                                 Committees

              The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee and may define the number and qualifications which shall constitute a quorum of such committee. Except as otherwise limited by law, any such committee, to the extent provided in the resolution appointing such committee, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE X.

            Meetings of the Board of Directors and of Committees

        Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the board may by vote from time to time determine.





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              Special meetings of the board of directors may be held at any place either within or without the State of Delaware at any time when called by the chairman of the board, secretary or two or more directors, reasonable notice of the time and place thereof being given to each director.

              Unless otherwise restricted by the certificate of incorporation or by other provisions of these by-laws, (a) any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the board or committee, and (b) members of the board of directors or of any committee designated by the board may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                                   ARTICLE XI.

                        Quorum of the Board of Directors

              Except as otherwise expressly provided in the certificate of incorporation or in these by-laws, a majority of the total number of directors at the time in office shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time. Except as otherwise so expressly provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, provided, that the affirmative vote in good faith of a majority of the disinterested directors, even though the disinterested directors shall be fewer than a quorum, shall be sufficient to authorize a contract or transaction in which one or more directors have an interest if the material facts as to such interest and the relation of the interested directors to the contract or transaction have been disclosed or are known to the directors.

                                  ARTICLE XII.

                          Waiver of Notice of Meetings

              Whenever notice is required to be given under any provision of law or the certificate of incorporation or by-laws, a written waiver thereof, signed by the person entitled to notice whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or the by-laws.

                                 ARTICLE XIII.

                              Officers and Agents

              The corporation shall have a president, secretary and treasurer, who shall be chosen by the directors, each of whom shall hold his office until his successor has been chosen and qualified or until his earlier resignation or removal. The corporation may have





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such other officers and agents as are desired, including without limitation a chairman of the board of directors and an executive vice president, each of whom shall be chosen by the board of directors and shall hold his office for such term and have such authority and duties as shall be determined by the board of directors. The board of directors may secure the fidelity of any or all of such officers or agents by bond or otherwise. Any number of offices may be held by the same person. Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth, such duties and powers as the board of directors shall from time to time designate. In all cases where the duties of any officer, agent or employee are not specifically prescribed by the by-laws, or by the board of directors, such officer, agent or employee shall obey the orders and instructions of the president. Any officer may resign at any time upon written notice to the corporation.

                                  ARTICLE XIV.

                             Chairman of the Board

        Except as otherwise voted by the board, the chairman of that board shall preside at all meetings of the stockholders and of the board of directors at which he is present.

                           President & Chief Executive Officer


        The president and chief executive officer shall, subject to the direction and under the supervision of the board of directors, have general and active control of the corporation's affairs and business, and general supervision over its officers, agents and employees. In the absence of and when so designated by the chairman of the board, the president and chief executive officer shall perform the duties and responsibilities of the chairman of the board on a temporary basis in accordance with and as specifically prescribed by the by-laws or as specifically prescribed by the board of directors. The president and chief executive officer shall have custody of the treasurer's bond, if any.

                                  ARTICLE XV.

                                   Secretary

        The secretary shall record all the proceedings of the meetings of the stockholders and directors in a book, which shall be the property of the corporation, to be kept for that purpose. The secretary shall perform such other duties as shall be assigned to him by the board of directors. In the absence of the secretary from any such meeting, a temporary secretary shall be chosen, who shall record the proceedings of such meeting in the aforesaid book.

                                ARTICLE XVI.

                                  Treasurer

        The treasurer shall, subject to the direction and under the supervision of the board of directors, have the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall, except as the board of directors shall generally or in particular cases authorize the endorsement thereof in some other manner,





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have power to endorse for deposit or collection all notes, checks, drafts and other obligations for the payment of money to the corporation or its order.
He shall keep, or cause to be kept, accurate books of account, which shall be the property of the corporation.

                                ARTICLE XVII.

                                  Removals

        The stockholders may, at any meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and entitled to vote thereon, remove any director from office.

        The board of directors may, at any meeting called for the purpose, by vote of a majority of their entire number remove from office any officer or agent of the corporation or any member of any committee appointed by the board of directors or by any committee of the board of directors or by any officer or agent of the corporation.

                               ARTICLE XVIII.

                                  Vacancies

        Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office (though less than a quorum) or by a sole remaining director, and each of the incumbents so chosen shall hold office for the unexpired term in respect of which the vacancy occurred and until his successor shall have been duly elected and qualified or for such shorter period as shall be specified in the filling of such vacancy or, it such vacancy shall have occurred in the office of director, until such a successor shall have been chosen by the stockholders.

                                  ARTICLE XIX.

                             Certificates of Stock

        Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors (if one shall be incumbent) or the president or a vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by him in the corporation. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be is issued by the corporation with the same effect as if he were such officer at the date of issue.

        If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock or there shall be set forth on the face or back of the certificates which the corporation shall issue to represent such class or series of stock, a





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statement that the corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any restriction imposed upon the transfer of shares or registration of transfer of shares shall be noted conspicuously on the certificate representing the shares subject to such restriction.

                                  ARTICLE XX.

                              Loss of Certificate

        The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in its place and upon such other terms or without any such bond which the board of directors shall prescribe.

                                  ARTICLE XXI.

                                      Seal

        The corporate seal shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the word "Delaware" together with the name of the corporation and the year of its organization cut or engraved thereon. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ARTICLE XXII.

                              Execution of Papers

        Except as otherwise provided in these by-laws or as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation, shall be signed by the president or by the treasurer.

                               ARTICLE XXIII.

                               Indemnification

        The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments and fines actually imposed or reasonably incurred by him in connection with such action, suit or proceeding unless in any proceeding he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a





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compromise payment by such person, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the corporation, after notice that it involves such indemnification, (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, event or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director, officer, employee, agent or stockholder may be entitled. As used in this paragraph, the terms "director", "officer", "employee", "agent" or "stockholder" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceeding in question or another proceeding on the same or similar grounds is then pending. Any indemnification to which a person is entitled under this paragraph shall be provided although the person to be indemnified is no longer such a director, officer, employee, agent or stockholder. Notwithstanding the foregoing, no indemnification shall be provided hereunder to the extent then prohibited by applicable law.

                                 ARTICLE XXIV.

                                  Fiscal Year

       Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the last day of June of each year.

                                  ARTICLE XXV.

                            Restrictions on Transfer

       The following restrictions are imposed upon the transfer of shares of the capital stock of the corporation, except that such restrictions shall not apply to shares of the corporation's Class C Preferred Stock or any shares issued upon the conversion or otherwise in respect thereof:

          (a) The corporation shall have the right to purchase, or to direct the transfer of, the shares of its capital stock in the events and subject to the conditions and at a price fixed as provided below; each holder of shares of such capital stock holds his shares subject to this right and by accepting the same upon original issue or subsequent transfer thereof, the stockholder agrees for himself, his legal representatives and assigns as hereinafter in this Article XXV provided.

          (b) In the event of any change in the ownership of any share or shares of such capital stock (made or proposed) or in the right to vote thereon (whether by the holder's act or by death, legal disability, operation of law, legal processes, order or court, or otherwise, except by ordinary proxies or powers of attorney) the corporation has the right to purchase such share or all or any part of such shares or to require the same to be sold to a purchaser or purchasers designated by the corporation or to follow each such method in part at a price per share equal to the fair value





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



         thereof at the close of business on the last business day next preceding such event as determined by mutual agreement or, failing such agreement, by arbitration as provided below.

    (c) In any such event the owner of the share or shares concerned therein (being for the purposes of these provisions, all persons having any property interest therein) shall give notice thereof in detail satisfactory to the corporation. Within ten days after receipt of said owner's notice, the corporation shall elect whether or not to exercise its said rights in respect to said shares and, if it elects to exercise them, shall give notice of its election.

    (d) Failing agreement between the owner and the corporation as to the price per share to be paid, such price shall be the fair value of such shares as determined by three arbitrators, one designated within five days after the termination of said ten-day period the registered holder of said share or shares or his legal representatives, one within said period of five days by the corporation and the third within five days after said appointment last occurring by the two so chosen. Successor arbitrators, if any shall be required, shall be appointed, within reasonable time, as nearly as may be in the manner provided as to the related original appointment. No appointment shall be deemed as having been accomplished unless such arbitrator shall have accepted in writing his appointment as such within the time limited for his appointment. Notice of each appointment of an arbitrator shall be given promptly to the other parties in interest. Said arbitrators shall proceed promptly to determine said fair value. The determination of the fair value of said share or shares by agreement of any two of the arbitrators shall be conclusive upon all parties interested in such shares. Forthwith upon such determination the arbitrators shall mail or deliver notice of such determination to the owner (as above defined) and to the corporation.

    (e) Within ten days after agreement upon said price or mailing of notice of determination of said price by arbitrators as provided below (whichever shall last occur), the shares specified therein for purchase shall be transferred to the corporation or to the purchaser or purchasers designated therein or in part to each as indicated in such notice of election against payment of said price at the principal office of the corporation.

    (f) If in any of the said events, notice therefor having been given as provided above, the corporation elects in respect of any such shares or any part thereof not to exercise its said rights, or fails to exercise them or to give notice or make payment all as provided above, or waives said rights by vote or in authorized writing, then such contemplated transfer or such change may become effective as to those shares with respect to which the corporation elects not to exercise its rights or fails to exercise them or to give notice or to make payment, it consummated within thirty days after such election, failure to waiver by the corporation, or within such longer period as the corporation may authorize.





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

    (g) It the owner's notice in respect of any to such shares of capital stock is not received by the corporation as provided above, or if the owner falls to comply with these provisions in respect of any such shares in any other regard, the corporation, at its option and in addition to its other remedies, may suspend the rights to vote or to receive dividends on said shares, or may refuse to register on its books any transfer of said shares or otherwise to recognize any transfer or change in the ownership thereof or in right to vote thereon, one or more, until these provisions are complied with to the satisfaction of the corporation; and if the required owner's notice is not received by the corporation after written demand by the corporation it may also or independently proceed as though a proper owner's notice had been received at the expiration of ten days after mailing such demand, and, if it exercises its rights with respect to said shares or any of them, the shares specified shall be transferred accordingly.

    (h) In respect of these provisions with respect to the transfer of shares of capital stock, the corporation may act by its board of directors. Any notice or demand under said provision shall be deemed to have been sufficiently given it in writing delivered by hand or addressed by mail postpaid, to the corporation at its principal office or to the owner (as above defined) or to the holder registered on the books of the corporation (or his legal representative) of the shares or shares in question at the address stated in his notice or at his address appearing on the books of the corporation.

    (i) Nothing herein contained shall prevent the pledging of shares, if there is neither a transfer of the legal title thereto nor a transfer on the books of the corporation into the name of the pledgee, but no pledgee or person claiming thereunder shall be entitled to make or cause to be made any transfer of pledged shares by sale thereof or otherwise (including in this prohibition transfer on the books of the corporation into the name of the pledgee) except upon compliance herewith and any such pledge shall be subject to those conditions and restrictions.

    (j) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this by-law:

         (1) A stockholder's transfer of any or all shares held either during such stockholder's lifetime or on death by will or intestacy to or to a trust or a custodian for the benefit of such stockholder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, sister, aunt or uncle, or niece or nephew of the stockholder making such transfer.

         (2) A stockholder's transfer of any or all of such stockholder's shares to any other stockholder of the corporation.

         (3) A stockholder's transfer of any or all of such stockholder's shares to a person who, at the time of such transfer, is an officer or director of the corporation.

                 (4) A corporate stockholder's transfer of any or all of its shares (i) pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or (ii) to any or all of its stockholders.

                 (5) A transfer by a stockholder which is a limited or general partnership to any or all of its partners or retired partners.

         In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this by-law, and there shall be no further transfer of such stock except in accordance with this by-law.

         (k) The restrictions on transfer contained in this Article XXV shall terminate on either of the following dates, whichever shall first occur

                 (1)      On July 31, 1996; or

                 (2) Upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, (other than an offering pursuant to (i) an offer on sale of securities to employees of, or other persons providing services to, the corporation pursuant to an employee or similar benefit plan, registered on Form S-8 or comparable form; or (ii) a merger, acquisition, or other transaction of the type described in Rule 145 or comparable rule promulgated pursuant to such Act, registered on Form S-14, Form S-15 or similar form).

         (l)    Notwithstanding the foregoing provisions of this
                Article XXV with respect to the determination of purchase price of shares of stock, in the event of any inconsistency between such provisions and those of management purchase or other agreements between the corporation and persons who purchase shares of its capital stock, those of such management purchase or other agreements shall govern.

                                 ARTICLE XXVI.

                                 Amendments

               Except as otherwise provided by law or by the certificate of incorporation, these by-laws, as from time to time altered or amended, may be made, altered or amended at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration or amendment or new by-law or the article or articles to be affected thereby. If the certificate of incorporation so provides, these by-laws may also be made, altered or amended by a majority of the whole number of directors. Such action may be taken at any meeting of the board of directors, of which notice shall have been given as for a meeting of stockholders.





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